SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                                 _____________

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): March 18, 1998

                            SL GREEN REALTY CORP.
            (Exact name of Registrant as specified in its Charter)

                                   Maryland

                           (State of Incorporation)

     1-13199
     (Commission File Number)                  13-3956775
                                        (IRS Employer Id. Number)

                    70 West 36th Street
                    New York, New York                       10018
               (Address of principal executive offices)    (Zip Code)

                               (212) 594-2700
                   (Registrant's telephone number, including area code)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On March 18, 1998, SL Green Realty Corp. (the "Company") acquired from the Helmsley organization two properties at 420 Lexington Avenue, New York, New York (the Graybar Building) and 1466 Broadway, New York, New York (collectively the "Helmsley Properties") for an aggregate purchase price of approximately $144.0 million, including closing costs.

     The Graybar Building, a 31-story building encompassing approximately 1.2 million rentable square feet, overlooks Grand Central Terminal, a central transportation hub that is currently undergoing extensive renovations. 1466 Broadway, a 16-story landmark building encompassing approximately 290,000 rentable square feet is located at the corner of 42/nd/ Street and Broadway, the heart of the Times Square redevelopment area. As of December 31, 1997, the Graybar Building was 83% leased and 1466 Broadway was 87% leased.

     The purchase price of the Helmsley Properties was funded with proceeds from an interim debt financing in the aggregate amount of $275 million through Lehman Brothers Holdings, Inc. (the "Bridge Facility"). The Company based its determination of the price to be paid on the expected cash flow, physical condition, location, competitive advantages, existing tenancy and opportunities to retain and attract additional tenants. The Company did not obtain independent appraisals on the properties.

ITEM 5.  OTHER EVENTS

     On December 18, 1997, the Company entered into a $140 million senior unsecured revolving credit facility with Lehman Brothers Holdings Inc. (the "Credit Facility") which was subsequently syndicated to a group of participating banks (the "Credit Facility Banking Group"). In January 1998, the Company asked the Credit Facility Banking Group to temporarily relieve the Company from its obligations under the financial covenants of the Credit Facility, in order to close the Bridge Facility. The Bridge Facility, in addition to financing the Helmsley Properties, will pay off the outstanding balance on the Company's unsecured line of credit and provide ongoing liquidity for future acquisition and corporate needs. The term of this loan is one year. The interest rate is determined by a schedule of the percent of commitment outstanding and duration of the outstanding amounts, ranging from 170 basis points over the London Interbank Offered Rate ("LIBOR") to 300 basis points over LIBOR. The constituent banks are eligible to participate in this term loan. The Credit Facility will remain committed but unused until the Bridge Facility is paid off through either permanent debt or an equity financing and the Company's financial covenant obligations are restored.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) Financial Statements of Property Acquired and Pro Forma Financial Information

     The financial statements and pro forma financial information required by
Item 7(a) and 7(b) are currently being prepared and it is therefor impractical to provide this information on the date hereof. The Company will file the required financial statements and information under cover of Form 8-K/A as soon as practicable but in no event later than 60 days after the date on which this Form 8-K was required to be filed.

(c)  Exhibits

2.1 Form of Agreement of Sale and Purchase dated as of January 30, 1998 between Graybar Building Company, as Seller, and SL Green Operating Partnership, L.P., as Purchaser

2.2 Form of Agreement of Sale and Purchase dated January 30, 1998 between 1466 Broadway Associates, as Seller, and SL Green Operating Partnership, L.P., as Purchaser

5.1 Loan Agreement between SL Green Operating Partnership, L.P. and Lehman Brothers Holdings Inc., et al., dated as of March 20, 1998 (the "Bridge Facility")

5.2 Agreement of Spreader, Consolidation and Modification of Mortgage between SL Green Operating Partnership, L.P. and Lehman Brothers Holdings Inc. dated as of March 20, 1998.

5.3 Pledge and Security Agreement between SL Green Operating Partnership, L.P. and Lehman Brothers Holdings Inc., dated March 20, 1998

5.4 Assignment of Mortgage between SL Green Operating Partnership, L.P. and Lehman Brothers Holdings Inc. relating to 35 West 43rd Street

5.5 Assignment of Mortgage between SL Green Operating Partnership, L.P. and Lehman Brothers Holdings Inc. relating to 17 Battery Place









                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SL GREEN REALTY CORP.


                              By: /s/ David J. Nettina
                                 -------------------------
                                 David J. Nettina
                                 Executive Vice President, Chief Operating
                                 Officer and Chief Financial Officer

Date  March 31, 1998